                                                                    EXHIBIT 10.4


                       CENTILLIUM TECHNOLOGY CORPORATION
             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


     This SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is made as of this 30th day of April 1999, by and among Centillium Technology Corporation, a California corporation (the "Company"), a majority of the holders of Series A Preferred Stock and a majority of the holders of Series B Preferred Stock of the Company (the "Existing Majority Holders") on behalf of all the holders of Series A Preferred Stock and Series B Preferred Stock (the "Existing Preferred Holders"), the purchasers of shares of Series C Preferred Stock (the "Series C Preferred") of the Company (the "Series C Purchasers") and the founders of the Company identified on Exhibit A hereto (the "Founders"; the
                                          ---------
Founders, the Existing Preferred Holders and the Series C Purchasers, collectively, the "Stockholders"). Each of the Stockholders are identified by name and ownership of shares of the Company's capital stock on Exhibit B hereto.
                                                               ---------

                                R E C I T A L S
                                ---------------

     A. The Company proposes to enter into a Series C Preferred Stock Purchase Agreement to be dated the date hereof (the "Series C Purchase Agreement") with the Series C Purchasers pursuant to which the Company shall sell in the aggregate 7,535,400 shares of its Series C Preferred to the Series C Purchasers in one or more closings.

     B. The Company and certain of the Stockholders are parties to that certain First Amended and Restated Investor Rights Agreement dated as of July 31, 1997 (the "Prior Agreement").

     C. The Prior Agreement between the Company and certain Stockholders sets forth all the investor rights of the Stockholders.

     D. Pursuant to Section 10 of the Prior Agreement, the Prior Agreement may be amended with the written consent of the Company and the Existing Majority Holders.

     E. In order to induce the Series C Purchasers to enter into the Series C Purchase Agreement, the Company and the Existing Majority Holders have agreed to amend and fully restate the Prior Agreement and execute this Agreement.

     NOW, THEREFORE, the parties hereto agree that (i) the Prior Agreement and all other agreements, written or oral, to register Company securities are terminated and of no further force and effect, and (ii) the Company and the Stockholders accept and agree to the termination of all prior investor rights and accept and agree to be bound by the terms of this Agreement. In consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

     1.   Certain Definitions. All capitalized terms used and not otherwise
          -------------------
defined herein shall have the meanings given them in the Series C Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Company Registration Statement" shall have the meaning set forth in
           ------------------------------
Section 5.1(a)(ii)(C).

          "Conversion Stock" means the Common Stock issued or issuable pursuant
           ----------------
to conversion of the Preferred Stock.

          "Holder" shall mean (i) any of the Preferred Stockholders holding
           ------
Registrable Securities, and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with
Section 5.9 hereof.

          "Initiating Holders" shall mean any Holders who in the aggregate hold
           ------------------
not less than twenty percent (20%) of the Registrable Securities.

          "Preferred Stock" shall mean the Series A Preferred Stock, the Series
           ---------------
B Preferred Stock and the Series C Preferred.

          "Preferred Stockholders" shall mean those Stockholders holding
           ----------------------
Preferred Stock.

          "Qualified Offering" shall have the meaning set forth in Section 7(e)
           ------------------
hereof.

          "Registrable Securities" means the Conversion Stock and any Common
           ----------------------
Stock of the Company issued or issuable in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issuable with respect to the Conversion Stock; provided, however, that shares of Conversion Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except as stated in
           ---------------------
Section 5.4 hereof, incurred by the Company in complying with Sections 5.1, 5.2 and 5.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding
(i) the compensation of regular employees of the Company which shall be paid in any event by the

Company and (ii) underwriting discounts and commissions) and fees and expenses of one counsel for all Holders as appointed by the Holders and reasonably acceptable to the Company.

          "Restricted Securities" shall mean the securities of the Company
           ---------------------
required to bear the legend set forth in Section 3 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth under "Registration Expenses", all reasonable fees and disbursements of counsel for any Holder.

     2.   Restrictions on Transferability. The Conversion Stock and any other
          -------------------------------
securities issued in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     3.   Restrictive Legend. Each certificate representing (i) the Conversion
          ------------------
Stock and (ii) any other securities issued in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

          Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent for the Conversion Stock in order to implement the restrictions on transfer established in this Agreement.

     4.   Notice of Proposed Transfers. The holder of each certificate
          ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by a Preferred Stockholder to any of its partners or members, or retired partners or members, or to the estate of any of its partners or members or retired partners or members (iii) any transfer to any affiliate controlled by or under common control with any Preferred Stockholder or (iv) in transactions in compliance with Rule 144), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either
(i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. It is agreed that the Company will not request an opinion of counsel for the holder for transactions made in reliance on Rule 144 under the Securities Act except in unusual circumstances, the existence of which shall be promptly determined in good faith by the Board of Directors of the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder (if required above) and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     5.   Registration.
          ------------
          5.1  Requested Registration.
               ----------------------

               (a)  Request for Registration. In case the Company shall receive
                    ------------------------
     from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least twenty percent (20%) of the Registrable Securities, or any lesser number of shares of Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions would exceed $25 million, the Company will:

                    (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and


                    (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company;

Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 5.1:
                         (A)  In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                         (B)  Prior to twelve (12) months after the effective
date of the Company's first registered public offering of its stock, or prior to April 1, 2000, whichever is earlier;

                         (C)  Following notice to the Holders by the Company,
during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company ("Company Registration Statement") (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided further that if the Company shall not have filed the Company Registration Statement within 60 days of the notice to the Holders, the Company shall use its best efforts thereafter to effect the registration requested pursuant to Section 5.1(a) as soon as practicable;

                         (D)  After the Company has effected two such
registrations pursuant to this subparagraph 5.1(a), and such registrations have been declared or ordered effective and each has remained effective until the earlier to occur of 90 days or the sale of all of the securities offered pursuant to such registration;

                         (E)  If the Company shall furnish to such Initiating
Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.1 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than once per twelve (12) month period; and provided further that the Company shall not be entitled to exercise this deferral right if the Company had exercised the deferral right in Section 5.1(a)(ii)(C) in the previous 12 months.

     Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

          (b)  Underwriting.  If the Initiating Holders intend to distribute the
               ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 5.1(a), and the Company shall include such information in the written notice given pursuant to Section 5.1(a)(i). The managing underwriter will be selected by a majority in interest of the Initiating Holders, provided that such managing underwriter is reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. Neither the Company nor any other holders of Company securities may participate in the proposed offering if any Holders have been cut back pursuant to this Section 5.1(b). No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall continue to be subject to the terms of this Agreement including Section 6 hereof.

          5.2  Company Registration.
               --------------------

               (a)  Notice of Registration. If at any time or from time to time
                    ----------------------
the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:

                    (i) promptly give to each Holder and Founder written notice thereof; and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Founder.

               (b)  Underwriting. If the registration of which the Company gives
                    ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders and the Founders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event the right of any Holder and any Founder to registration pursuant to this Section 5.2 shall be conditioned upon such Holder's or Founder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

     All Holders and Founders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude some or all of the Registrable Securities, or securities of other holders of registration rights other than persons exercising demand registration rights, from such registration, except that other than with respect to the Company's initial public offering, the Holders will be entitled to include, on a pro rata basis, Registrable Securities in an aggregate amount equal to at least thirty percent (30%) of the offering. The Company shall advise all Holders, Founders and other holders distributing their securities through such underwriting of any limits imposed on their participation in the underwriting as provided in this Section 5.2(b). The number of shares of Registrable Securities, or securities of other holders of registration rights other than persons exercising demand registration rights, that may be included in the registration and underwriting in accordance with this Section 5.2(b) shall be allocated among all the Holders, Founders and such other holders of securities not exercising demand registration rights shall be allocated in the following priority: first to Holders of Registrable Securities up to seventy percent (70%) of the total number of shares to be included in the secondary portion of the offering (and pro rata among such holders on the basis of all Registrable Securities then held by such holders) provided that such amount is not less than 30% of the offering; second, to Founders, to the extent of ten percent (10%) of the total number of shares to be included in the secondary portion of the offering (and pro rata among the Founders on the basis of all Common Stock then held by the Founders); and third among all other shareholders of the Company in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing of the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder, Founder or other holder to the nearest 100 shares.

     If any Holder, Founder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall continue to be subject to the terms of this Agreement including Section 6 hereof.

               (c) No shareholder of the Company shall be granted any rights superior to those granted to the Preferred Stockholders pursuant to this Section
5.2 without the prior consent of more than 50% of (i) the then outstanding shares of Preferred Stock plus (ii) if some or all of the Preferred has been converted into Common Stock, the Conversion Stock issued pursuant to such conversion.

               (d)  Right to Terminate Registration. The Company shall have the
                    -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          5.3  Registration on Form S-3.
               ------------------------

               (a) If any Holder or Holders of at least 5% of the then outstanding Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of all or some of the shares of the Registrable Securities held by such Holder or Holders the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed two million dollars ($2,000,000), and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(b) shall be applicable to each such registration initiated under this Section 5.3. The Company may include other shares of Common Stock in any of the registrations provided for in this Section 5.3, provided that such inclusion will not interfere with the marketing (including the price to the public) of the Registrable Securities to be registered by the Holders.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:

                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any Company Registration Statement (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided further that if the Company shall not have filed the Company Registration Statement within 60 days after the notice to the Holders, the Company shall use its best efforts to effect the registration requested pursuant to Section 5.3(a) as soon as practicable; or

                    (iii) if the Company shall furnish to such Holder or Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed sixty (60) days from the receipt of the request to file such registration statement by such Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve (12) month period and provided further that the Company shall not be entitled to exercise this deferral right if the Company had exercised the deferral right in Section 5.3(b)(ii) in the previous 12 months.

          5.4  Expenses of Registration. Registration Expenses incurred in
               ------------------------
connection with (i) up to two requested registrations pursuant to Section 5.1,
(ii) all company registrations pursuant to Section 5.2, and (iii) all Form S-3 registrations pursuant to Section 5.3 shall be borne by the Company. Selling Expenses shall be borne by the selling shareholders incurring such expenses.

          5.5  Registration Procedures. In the case of each registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever first occurs; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (i) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15 (d) of the 1934 Act in the registration statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents (including amendments or supplements thereto) as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction, unless the Company is already subject to service in such jurisdiction.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as promptly as practicable amend or supplement the prospectus to correct such misstatement or omission.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 5.5, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 5.5, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (j) In the event of any underwritten public offering, cooperate with the Holders requesting registration pursuant to this Section, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in efforts to sell the Registrable Securities under the offering (including without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

     5.6  Indemnification.
          ---------------

          (a) The Company will indemnify each Holder, each of such Holder's officers, directors, members, partners, legal counsel and agent, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of such Holder's officers and directors, and members, partners, legal counsel, agents and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending of any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

          (b) Each Holder severally, and not jointly will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of such Holder's officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection 5.6(b) shall be limited in an amount equal to the net proceeds received from the sale of the shares sold by such Holder.

          (c) Each party entitled to indemnification under this Section 5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or which includes an admission of fault on behalf of the Indemnified Party.

          (d) If the indemnification provided for in this Section 5.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to the information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount to be contributed by any Holder under this Section 5.6(d) shall be limited to an amount equal to the net proceeds received from the sale of the shares sold by such Holder.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)  The obligations of the Company and the Holders under this Section
5.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim or litigation;

provided, that no Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of Indemnifying Party. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          5.7  Information by Holder.  The Holder or Holders of Registrable
               ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          5.8  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use all reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

               (c) So long as the Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

          5.9  Transfer of Registration Rights.  The rights to cause the Company
               -------------------------------
to register securities granted to the Holders under Sections 5.1, 5.2 and 5.3 may be assigned to a transferee or assignee in connection with (a) any transfer or assignment of 100,000 (as adjusted for stock splits, stock dividends, recapitalizations and the like) or more shares of Registrable Securities by the Holder to one or more persons in a single transaction or series of related transactions, provided that (i) the Company is given notice thereof and the transferee covenants to be bound by the provisions of this Agreement and (ii) such transfer may otherwise be affected in accordance with applicable securities laws or (b) any transfer or assignment of Registrable Securities by the Holder to partners, members or affiliates of such Holder.

          5.10  Termination of Registration Rights.  The rights granted pursuant
                ----------------------------------
to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate at the earlier of
(i) five (5) years after the date of the closing of the Company's initial public offering, or (ii) with respect to a Holder, at such time as the Holder is able to sell all of such Holder's shares pursuant to Rule 144 promulgated under the Securities Act, during any three (3) month period provided that the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

          5.11  Subsequent Registration Rights.  From and after the date of this
                ------------------------------
Agreement, the Company shall not grant any registration rights to subsequent purchasers of the Company's equity securities that are, in the good faith judgment of the Company's Board of Directors, superior to the registration rights granted to the Preferred Stockholders hereunder without the prior written consent of the holders of at least 51% of the Registrable Securities.

          6.  Standoff Agreement.  In connection with the initial public
              ------------------
offering of the Company's securities, each Holder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of the Company who own stock or options of the Company and holders at least 1% of the Company's capital stock also agree to such restrictions; provided, further, that the Company and its underwriters will not release any party from such restrictions without (i) providing the Holders at least five days' prior written notice and (ii) simultaneously releasing the Holders to the same extent from any lock-up letter or similar agreement to which they are a party; and provided, further, that such restrictions shall not apply to securities of the Company purchased in the initial public offering or purchased in the open market following the initial public offering. The Holders agree that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 6.

          Notwithstanding anything herein to the contrary, this agreement shall not restrict Goldman, Sachs & Co. and its affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its or its affiliates' business.

          7.  Right of First Refusal.
              ----------------------

               (a)  New Issuances. Subject to all of the provisions of this
                    -------------
Section 7, the Company hereby grants to all Stockholders holding (together with their affiliates) at least 200,000 shares of Preferred Stock or Common Stock issued upon conversion of the Preferred Stock (as adjusted for any subsequent stock dividends, stock split, mergers, consolidations or recapitalizations) (the "First Refusal Rightsholder"), the right of first refusal (the "Right of

First Refusal") to purchase on a pro rata basis "New Securities" (as defined in this Section 7) that the Company may, from time to time, propose to sell and issue. Such pro rata share, for purposes of this right of first refusal, is the ratio (X) the number of shares of capital stock of the Company then owned by such First Refusal Rightsholder (on an as converted basis) to (Y) the total number of shares of capital stock of the Company then outstanding (on an as converted basis).

               (b)  "New Securities" shall mean any Common Stock and Preferred
                     --------------
Stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

                         (i)     shares of Series C Preferred issued pursuant to
the Series C Purchase Agreement;

                         (ii)    shares of Common Stock issuable upon conversion
of Preferred Stock;

                         (iii)   securities of the Company issued pursuant to
the acquisition of a business by the Company by merger, purchase of assets, or other acquisition or reorganization approved by the Board of Directors;

                         (iv)    securities of the Company issued in connection
with arm's length transactions approved by the Board of Directors with respect to equipment lease or bank financings; or

                         (v)     shares of Common Stock, or options to purchase
shares of Common Stock, issued or granted to officers, directors, employees and consultants of the Company pursuant to stock plans and option plans or other arrangements approved by the Board of Directors (including a majority of outside directors); and

                         (vi)    shares of Common Stock or Preferred Stock
issued in connection with any stock split, stock dividend, or recapitalization by the Company.

          (c)  Notice.  In the event that the Company proposes to undertake an
               ------
issuance of New Securities, it shall give each First Refusal Rightsholder written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each First Refusal Rightsholder shall have twenty (20) business days after receipt of such notice to agree to purchase its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any First Refusal Rightsholder fails to agree to purchase its full pro rata share within such twenty (20) business day period, the Company will give the First Refusal Rightsholders who did so agree (the "Electing Purchasers") notice of the number of shares which were not subscribed for. Such notice may be by telephone if followed by written confirmation within two days. The Electing Purchasers shall have have ten (10) business days from the date of such notice to agree to purchase pro rata all of the New Securities not purchased by such non-purchasing purchasers.

          (d)  Sale of New Securities.  In the event that the First Refusal
               ----------------------
Rightsholders fail to exercise in full the right of first refusal within the twenty (20) business plus ten (10) business day period specified above, the Company shall have one hundred twenty (120) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities respecting which the rights of the purchasers were not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such one hundred twenty (120) day period (or sold and issued New Securities in accordance with the foregoing within sixty
(60) days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the purchasers in the manner provided above.

          (e)  Termination.  The Right of First Refusal granted under this
               -----------
Section 7 shall expire immediately prior to the completion by the Company of an initial public offering if the anticipated aggregate offering price thereof, net of underwriting discounts and commissions, would exceed $25 million at a public offering price of not less than $8.00 per share (as adjusted for any subsequent stock dividend, stock split or recapitalization) (the "Qualified Offering"). This Right of First Refusal shall terminate as to any First Refusal Rightsholder at such time as such First Refusal Rightsholder ceases to own any Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock. This Right of First Refusal shall terminate as to any transferee or assignee of a First Refusal Rights holder at such time as such transferee or assigneee ceases to own any Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock.

          (f)  Assignment of Right of First Refusal. This Right of First Refusal
               ------------------------------------
may be assigned to a transferee or assignee that is an affiliate of a First Refusal Rightsholder or in connection with the transfer or assignment of at least 200,000 of the Stockholder's shares of Preferred Stock or Common Stock issued upon conversion of the Preferred Stock (as adjusted for any subsequent stock dividend, stock splits or recapitalization); provided that the Company is given notice thereof and the transferee covenants to be bound by the provisions of this Agreement.

     8.  First Refusal and Co-Sale Rights on Certain Stock:  In the event
         -------------------------------------------------
that any Founder receives a bona fide offer from any person to purchase any of such Founder's Common Stock (the "Founder's Shares"), then such Founder (the "Selling Founder") shall first give the Preferred Stockholders (the "Rightholders") notice of his intention to sell Founders Shares, describing the amount of Founder's Shares proposed to be transferred, the identity of the proposed transferee, and the price and terms upon which he proposes to make such transfer (the "Transfer Notice").

     8.1  First Refusal. Each Rightholder shall have the right to purchase, at
          -------------
the price and on the terms set forth in the Transfer Notice, such person's pro rata share (based on the number of shares of the Company (on an as-converted to Common Stock basis) held by the Rightholder at the date of the Transfer Notice divided by the total number of shares of the Company (on an as-converted to Common Stock basis) then outstanding) of the Founder's Shares proposed to be transferred by tendering to the Selling Founder, within fifteen (15) days of delivery of the Transfer Notice the purchase price therefore as set forth in the Transfer Notice and complying with the other terms of the offer set forth in the Transfer Notice. Any Rightholder who exercises any rights under this Section 8.1 with respect to a transaction shall be deemed to have declined to exercise its rights under Section 8.2 with respect to that transaction.

     8.2  Co-Sale.  Within fifteen (15) days after delivery of the Transfer
          -------
Notice, each Rightholder may elect to sell up to such person's pro rata share of the shares to be purchased by the transferee described in the Transfer Notice by giving written notice thereof to the Selling Founder and tendering to the Secretary of the Company a certificate representing the shares to be sold, properly endorsed for transfer, with written instructions to transfer the shares to the transferee described in the Transfer Notice upon receipt of payment for such shares from such transferee for the benefit of such Rightholder. The Selling Founder shall thereupon notify the transferee of the co-sale arrangements hereunder, and instruct the transferee to deliver payment for the shares to be purchased from the Rightholders to the Secretary of the Company, who shall transmit such payment to the Rightholders. For the purpose of the co-sale right set forth in this Section 8.2, the pro rata share of a Rightholder shall be determined based on the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by each Rightholder divided by the sum of (A) the total number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by all Rightholders exercising the Co-Sale Right pursuant to this Section 8.2 plus (B) the number of shares of Common Stock held by the Founder at the date of the Transfer Notice (assuming conversion of all convertible securities and exercise of all vested options and warrants held by such Founder). Any Rightholder who exercises any rights under this Section 8.2 with respect to a transaction shall be deemed to have declined to exercise its rights under Section 8.1 with respect to that transaction.

     8.3  Failure to Exercise Right.  In the event that some or all of the
          -------------------------
Founder's Shares proposed to be transferred are not purchased by the Rightholders as allowed by Section 8.1, and to the extent the Rightholders decline to exercise the co-sale right as allowed by Section 8.2, the Selling Founder may, within ninety (90) days after the date on which Rightholders' first refusal and co-sale rights lapsed, transfer some or all of the Founder's Shares which were the subject of the Transfer Notice at a price and on terms no more favorable to the transferee(s) than specified in the Transfer Notice. Founder's Shares transferred in accordance with the provisions of this Section 8 shall no longer be subject to the restrictions on Founder's Shares forth in this Section
8. After the expiration of said ninety (90) day period, the Selling Founder shall not transfer any of his Founder's Shares without first offering such securities to the Rightholders in the manner provided above in Sections 8.1 and 8.2.

     8.4  Permitted Transfers.  Any transfer of Founder's Shares without
          -------------------
consideration to a family member of the Founder or a trust or custodian for the benefit of the

Founder or a family member of the Founder and transfers pursuant to a pledge to secure a bank loan shall not be subject to the provisions of this Section 8, provided that the transferee agrees in writing to be bound by the provisions of this Section 8 with respect to any subsequent transfer of such shares; provided further that Founder may transfer up to an aggregate of fifteen percent (15%) of that Founder's Shares without complying with the right of first refusal and co-sale provisions under this Section 8.

     8.5  Assignment. The rights of first refusal and co-sale granted under this
          ----------
Section 8 may be assigned to a transferee or assignee that is an affiliate of a Holder or in connection with any transfer or assignment of at least 100,000 shares of Registrable Securities (as adjusted for any subsequent stock dividends, stock splits or recapitalizations) provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; and
(ii) such assignees or transferees are constituent members, partners or shareholders of, or retired members or partners of, a Holder which is a limited liability company, partnership or corporation and such members, partners or shareholders agree to act collectively through a single representative.

     8.6  Termination. The rights of the Rightholders pursuant to this Section 8
          -----------
shall terminate and be of no further force or effect upon earlier of (i) April 2, 2002, (ii) the closing of the Company's Qualified Offering and (iii) the acquisition of the Company by any other entity in a transaction in which the holders of the Company's outstanding stock immediately preceding such transaction hold less than a majority of the outstanding stock of the surviving entity on an as-converted to Common Stock basis.

  9. Information, Inspection, and Management Rights.
     ----------------------------------------------

     9.1  Rights.
          ------

          (a) So long as a Stockholder, together with its affiliates, partners or members of such Stockholder (collectively, a "Stockholder Group") holds shares of Preferred Stock or Conversion Stock, the Company shall deliver to such Stockholder within ninety (90) days of the end of each fiscal year the audited consolidated financial statements, including a balance sheet and statements of cash flow and shareholders' equity, for the Company and a capitalization table in reasonable detail for such fiscal year and its consolidated subsidiaries for such year, prepared in accordance with generally accepted accounting principles, and the unaudited quarterly financial statements of the Company; provided that the Company may exclude a Stockholder from the distribution of such information if the Board of Directors determines in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve attorney-client privilege or to protect a trade secret or other similar confidential information.

          (b) So long as a Stockholder together with its Stockholder Group holds at least 600,000 shares of Preferred Stock or Conversion Stock, the Company will deliver to that Stockholder (i) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, an unaudited income statement, balance sheet and comparison to budget for and as of the end of such quarter, in reasonable detail, (ii) within thirty (30) days of the end of each month, an unaudited income statement, balance sheet and comparison to budget for and as of the end of such month, in reasonable detail, (iii) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and, as soon as prepared, any other budgets or revised budgets prepared by the Company. In addition, the Company shall provide such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Stockholder may from time to time reasonably request; provided that the Company may exclude a Stockholder from the distribution of such information if the Board of Directors determines in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve attorney-client privilege, or to protect a trade secret or similar confidential information.

          (c) So long as a Stockholder together with its Stockholder Group holds at least 500,000 shares of Preferred Stock or Conversion Stock, such Stockholder or its representative shall have the right to: (i) consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, (ii) meet with management of the Company regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans, (iii) examine the books and records of the Company and inspect its facilities and request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations; provided that the Company may exclude a Stockholder from the distribution of such information if the Board of Directors determines in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve attorney-client privilege, or to protect trade secret or other similar confidential information.

          For the purposes of this Section 9, "Stockholder" shall mean any Stockholder together with any affiliate of such Stockholder.

          9.2  Board Visitation Rights.  The Company shall give notice to and
               -----------------------
invite a representative from each of Integral Capital Partners IV, L.P. ("Integral") and General Electric Capital Corporation ("GECC") to attend all meetings of its Board of Directors and Board committee meetings in a non-voting advisory capacity. Each of Integral's and GECC's representatives shall receive copies of all notices, minutes, consents and other materials that the Company provides to the directors of the Company at the same time as such materials are provided to the directors; provided that the Company may exclude Integral and/or GECC from the distribution of such information if the Board of Directors determines in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative. Integral's and GECC's visitation rights will terminate upon the closing of the Company's Qualified Offering or upon the sale of the Company.

          9.3  Assignment of Information and Inspection Rights.  The rights
               -----------------------------------------------
granted pursuant to Section 9.1 may be assigned or otherwise conveyed by any Stockholder to an affiliate of such Stockholder and may not be assigned or otherwise conveyed to any other person only with the prior written consent of the Company, which consent shall not be unreasonably withheld.

          9.4  Confidentiality.  Each Stockholder agrees, and any representative
               ---------------
of such Stockholder will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with the rights granted in Sections 9.1 and 9.3 other than in connection with the investment in the Company.

          9.5  Termination of Covenants.  The obligations of the Company set
               ------------------------
forth in Sections 9.1 and 9.3 shall terminate and be of no further force or effect upon the earlier of (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, or
(ii) at such time as the Company is required to file reports pursuant to Section 13 of the Securities Exchange Act of 1934, as amended. The confidentiality provisions set forth in Section 9.4 shall survive any such termination. Notwithstanding the foregoing, any Stockholder may disclose any such confidential information to the extent required by any applicable law, regulation, or court or governmental order provided that such Stockholder shall give the Company prior written notice thereof.

     10.  Amendment.  Any provision of this Agreement may be amended or the
          ---------
observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of not less than a majority of the Registrable Securities then outstanding, provided that Section 9.2 of this Agreement may only be amended with the written consent of Integral and/or GECC, as applicable and if an amendment by its terms affects the rights of a subset, series or class of securities differently than other securities, such amendment must be approved by written consent of not less than a majority of the holders of that subset, class or series of securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Preferred Stockholder and each Holder of Registrable Securities at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. Any amendment to Section 8 of this Agreement that, in the good faith judgment of the Board of Directors, adversely affects the Founders must be approved by a majority of the Founders.

     11.  Rescission of Investor Rights Agreement.  The First Amended and
          ---------------------------------------
Restated Investor Rights Agreement by and among the Company, the Founders and the other parties named therein dated as of July 31, 1997 is hereby terminated and shall be null and void. The parties hereto acknowledge that the preemptive rights contained in the Prior Agreement have been satisfied or otherwise waived.

     12.  Governing Law.  This Agreement and the legal relations between
          -------------
the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California, without respect to rules concerning the conflict of laws which would otherwise require application of the substantive law of another jurisdiction. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California matters with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

     13.  Entire Agreement. This Agreement, together with all Exhibits hereto,
          ----------------
constitute the full and entire understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     14.  Notices. All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Preferred Stockholder, at such Preferred Stockholder's address as set forth on the Schedule of Preferred Stockholders attached hereto, or at such other address as such Preferred Stockholder shall have furnished to the Company in writing in accordance with this Section 14, (b) if to any other holder of Conversion Stock, at such address as such holder shall have furnished the Company in writing in accordance with this Section 14, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its principal office.

     15.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     16.  Aggregation of Securities. All shares of Preferred Stock or Common
          -------------------------
Stock issued upon conversion of the Preferred Stock (as adjusted for any subsequent stock dividends, stock splits or recapitalizations) held by affiliates or partners or members of such Holder, shall be aggregated for the purpose of determining the availability of any right under this Agreement.


                  [Remainder of page intentionally left blank]

          The foregoing agreement is hereby executed as of the date first above written.

                                  "COMPANY"

                                  CENTILLIUM TECHNOLOGY CORPORATION

                                  By: /s/ A. Travis White, President
                                     _______________________________________
                                            A. Travis White, President


                                  "FOUNDERS"


                                  KAMRAN ELAHIAN

                                  /s/ KAMRAN ELAHIAN
                                  ___________________________________________

                                  SHAHIN HEDAYAT

                                  /s/ SHAHIN HEDAYAT
                                  ___________________________________________

                                  ANTHONY O'TOOLE

                                  /s/ ANTHONY O'TOOLE
                                  ___________________________________________

                                  SURENDRA BABU MADAVA


                                  /s/ SURENDRA BABU MADAVA
                                  ___________________________________________

                                  FARAJ AALAEI

                                  /s/ FARAJ AALAEI
                                  ___________________________________________




          [Signature page to the Series C Investor Rights Agreement]

                                  "EXISTING MAJORITY HOLDERS"

                                  VERTEX ASIA LIMITED

                                  By: /s/ VERTEX ASIA LIMITED
                                     _________________________________________
                                  Name:
                                  Title:

                                  VERTEX INVESTMENT II LIMITED

                                  By: /s/ VERTEX INVESTMENT II LIMITED
                                     _________________________________________
                                  Name:
                                  Title:

                                  PACVEN WALDEN VENTURES III, L.P.

                                  By: /s/ PACVEN WALDEN VENTURES III, L.P.
                                     _________________________________________
                                  Name:
                                  Title:

                                  ASIAN VENTURES CAPITAL INVESTMENT CORPORATION


                                  By: /s/ ASIAN VENTURES CAPITAL INVESTMENT
                                          CORPORATION
                                     _________________________________________
                                  Name:
                                  Title:

                                  TWG INVESTMENT LDC

                                  By: /s/ TWG INVESTMENT LDC
                                     _________________________________________
                                  Name:
                                  Title:

                                  OW&W INVESTMENTS LTD.

                                  By: /s/ OW&W INVESTMENTS LTD.
                                      _________________________________________
                                  Name:
                                  Title:


           [Signature page to the Series C Investor Rights Agreement]

                                  "EXISTING MAJORITY HOLDERS"


                                  MITSUBISHI INTERNATIONAL CORPORATION

                                  By: /s/ MITSUBISHI INTERNATIONAL CORPORATION
                                     _________________________________________
                                  Name:
                                  Title:

                                  MITSUBISHI ELECTRONICS AMERICA, INC.

                                  By: /s/ MITSUBISHI ELECTRONICS AMERICA, INC.
                                     _________________________________________
                                  Name:
                                  Title:

                                  U.S. VENTURE PARTNERS V, L.P.

                                  By: /s/ U.S. VENTURE PARTNERS V, L.P.
                                     _________________________________________
                                  Name:
                                  Title:

                                  U.S. V INTERNATIONAL, L.P.

                                  By: /s/ U.S. V INTERNATIONAL, L.P.
                                     _________________________________________
                                  Name:
                                  Title:

                                  USVP ENTREPRENEUR PARTNERS V, L.P.

                                  By: /s/ USVP ENTREPRENEUR PARTNERS V, L.P.
                                     _________________________________________
                                  Name:
                                  Title:

                                  2180 ASSOCIATES FUND V, L.P.

                                  By: /s/ 2180 ASSOCIATES FUND V, L.P.
                                     _________________________________________
                                  Name:
                                  Title:



           [Signature page to the Series C Investor Rights Agreement]

                                  "SERIES C PURCHASERS"


                                  ____________________________________________
                                  Name of Purchaser

                                  By:_________________________________________
                                  Name:
                                  Title:



           [Signature page to the Series C Investor Rights Agreement]

                                   EXHIBIT A

                                   FOUNDERS

Kamran Elahian

Shahin Hedayat

Anthony O'Toole

Surendra Babu Madaua

Faraj Aalaei

                                   EXHIBIT B

                                 STOCKHOLDERS

     The following table lists the number of shares of capital stock of the Company subject to the provisions of this Agreement as of the date hereof.

                                                      Series A     Series B1     Series B2      Series B3      Series C
                Name                  Common Stock   Preferred     Preferred     Preferred      Preferred     Preferred
-------------------------------------------------------------------------------------------------------------------------
Kamran Elahian                           1,573,187            --           --             --             --            --
Shahin Hedayat                           2,510,493            --           --             --             --            --
Anthony O'Toole                          1,305,440            --           --             --             --            --
Surendra Babu Mandava                    1,305,440            --           --             --             --            --
Faraj Aalaei                             1,305,440            --           --             --             --            --
U.S. Venture Partners V, L.P.                   --       450,000           --             --        225,000       495,000
USVP V International, L.P.                      --        25,000           --             --         12,500        27,500
2180 Associates Fund V, L.P.                    --        14,000           --             --          5,500        15,400
USVP V Entrepreneur Partners L.P.               --        11,000           --             --          7,000        12,100
F & W Investments 1996-II                       --        45,000           --             --             --            --
WS Investment Company 97A                       --        40,500           --             --             --            --
Trustee, WSGR Retirement Plan
     For Arthur Schneiderman                    --       105,000           --             --             --            --
Arthur F. Schneiderman                          --         4,500           --             --             --            --
Jeff Scheiderman                                --         4,000           --             --             --            --
Jonathan Scheiderman                            --         4,000           --             --             --            --
Jason Scheiderman                               --         4,000           --             --             --            --
Julie Scheiderman                               --         4,000           --             --             --            --
Jennifer Swinmurn                               --         4,000           --             --             --            --
James Lally                                     --        20,000           --             --             --            --
Prakash Agarwal                                 --        40,000           --             --             --            --
Clement Leung                                   --        40,000           --             --             --            --
Deepraj S. Puar                                 --        20,000           --             --             --            --
Ron Jankov                                      --        20,000           --             --             --            --
Leonard A. Lehmann                              --        20,000           --             --             --            --
Mohammad R. Dastmalchi                          --        20,000           --             --             --            --
Sera Reddy                                      --        20,000           --             --             --            --
Ashok K. Chandra                                --        20,000           --             --             --            --
Hamid Nakhai                                    --        20,000           --             --             --            --
Irv Kovalik                                     --        40,000           --             --             --            --
R. Randall Scott                                --        50,000           --             --             --            --
Baldev Krishan                                  --        20,000           --             --             --            --
Lila Varian Van Linge                           --        15,000           --             --             --            --
Noriyuki Ebara                                  --        40,000           --             --             --            --
Clark L. Gerhardt                               --        10,000           --             --             --            --
Stuart L. Klein as separate property            --        20,000           --             --             --            --
Tak Yamamoto                                    --        20,000           --             --             --            --
Daniel L. Klesken                               --        10,000           --             --             --            --
Vertex Asia Ltd.                                --            --           --        400,000        250,000            --
Vertex Investment II Ltd.                       --            --           --        400,000        250,000       380,000

                                                      Series A     Series B1     Series B2      Series B3      Series C
                Name                  Common Stock   Preferred     Preferred     Preferred      Preferred     Preferred
-------------------------------------------------------------------------------------------------------------------------
Korea Technology Banking Corporation            --            --           --             --        175,000        80,000
Fred Azad                                       --            --           --             --          3,000            --
Jim Betz                                        --            --           --             --          2,500            --
Ibrahim Korgav                                  --            --           --             --          6,250            --
Pamela Najera                                   --            --           --             --          2,500            --
Richard D. Stubblefield, Jr.                    --            --           --             --          6,250            --
Gwill E. York                                   --            --           --             --          6,250            --
Stuart Klein                                    --            --           --             --          3,750            --
Leonard Lehmann                                 --            --           --             --         11,250            --
Mark Singer                                     --            --           --             --          2,500            --
Sonny Gulati                                    --            --           --             --          3,000            --
Mitsubishi International Corporation            --            --           --             --        167,500            --
Mitsubishi Electronics America, Inc.            --            --           --             --        500,000            --
MC Silicon Valley, Inc.                         --            --           --             --         82,500            --
Bayview Investors Limited                       --            --           --             --         48,232            --
Hajime Yamazaki                                 --            --           --             --          3,000            --
Mitsuo Kurobe                                   --            --           --             --         14,000            --
Nalin Advani                                    --            --           --             --          7,500            --
Susumu Tanaka                                   --            --           --             --          2,500            --
Karin Bootsma                                   --            --           --             --          1,250            --
Seed Ventures II, Ltd.                          --            --       75,000             --             --        50,000
Asian Ventures Capital Investment Corp.         --            --       80,364             --         47,273            --
TWG Investment LDC                              --            --       74,181             --         43,637            --
OCBC, Wearnes & Walden Investments
 (Singapore) Ltd.                               --            --           --             --             --        40,000
Pacven Walden Ventures III, L.P.                --            --      270,455             --        159,090       400,000
O W & W Investments Ltd.                        --            --           --             --         75,000        60,000
InveStar Burgeon Venture Capital, Inc.          --            --           --             --         62,500            --
InveStar Semiconductor Development
 Fund, Inc.                                     --            --           --             --        187,500            --
InveStar Dayspring Venture Capital Inc.         --            --           --             --        125,000            --
Stephen Li                                      --            --           --             --         50,000            --
Sumitomo Electric Industries                    --            --           --             --        500,000            --
Mr. Satoru Yano                                 --            --           --             --          5,000            --
Dr. Yukio Mizuno                                --            --           --             --          2,500            --
Tak Yamamoto                                    --            --           --             --          2,500            --
Current Ventures Group, Ltd.                    --            --           --             --         62,500            --
Tom Rahimi                                      --            --           --             --          2,500            --
ZyXEL Communications, Inc.                      --            --           --             --         62,500            --
Dynalink International Corporation              --            --           --             --         62,500            --
Reza Hedayat                                    --            --           --             --          2,000            --
Eugene J. Norrett, Jr.                          --            --           --             --          6,250            --
GVC Group                                       --            --           --             --        100,000            --
Ken Murray                                      --            --           --             --          2,500            --
Brad Peery Capital                              --            --           --             --             --         5,000
Brad Peery Capital, L.P.                        --            --           --             --             --        67,000

                                                      Series A     Series B1     Series B2      Series B3      Series C
                Name                  Common Stock   Preferred     Preferred     Preferred      Preferred     Preferred
-------------------------------------------------------------------------------------------------------------------------
Brad Peery Capital International                --            --           --             --             --        28,000
Brad Peery Capital Ventures, L.P.               --            --           --             --             --        20,000
Creative Technology                             --            --           --             --             --       400,000
GE Capital Equity Investments, Inc.             --            --           --             --             --     1,000,000
The Chase Manhattan Bank, as Trustee
 for the First Plaza Group Trust by
 the Chase Manhattan Bank                       --            --           --             --             --     1,600,000
The Goldman Sachs Group, L.P.                   --            --           --             --             --       500,000
Stone Street Fund 1999, L.P.                    --            --           --             --             --        75,760
Bridge Street Fund 1999, L.P.                   --            --           --             --             --        24,240
Integral Capital Partners IV, L.P.              --            --           --             --             --       995,442
Integral Capital Partners IV MS
 Side Fund, L.P.                                --            --           --             --             --         5,449
J&W Seligman & Co. (Seligman
 Communications and Information
 Fund, Inc.)                                    --            --           --             --             --       400,000
Lehman Brothers VC Partners L.P.                --            --           --             --             --       200,000
LB I Group, Inc.                                --            --           --             --             --        75,354
Velocity Technology and
 Communications Fund Trust C                    --            --           --             --             --       400,000
Smart Technology Ventures II, LLC               --            --           --             --             --       100,000
Brad Van Linge, Co-Trustee The Van
 Linge Family Trust                             --            --           --             --             --        10,000
Farahnaz Maniei & Reza Sisaktii                 --            --           --             --             --        20,000
Stan Leopard                                    --            --           --             --             --        10,000
Bobby Greenberg                                 --            --           --             --             --        20,000
Nobuo Nakamura                                  --            --           --             --             --        10,000
Terrell White                                   --            --           --             --             --        20,000
Donald Neuschwander                             --            --           --             --             --        10,000
Michael Inkster                                 --            --           --             --             --         5,000
Mikio Sasaki                                    --            --           --             --             --           200
Tetsuro Masuda                                  --            --           --             --             --           200
Current Ventures Group, Ltd                     --            --           --             --             --        10,000
Robert Hawk                                     --            --           --             --             --        20,000